UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2008, Capital Growth Systems, Inc., a Florida corporation (the “Company”), adopted a long-term incentive plan (“Plan”) for providing stock options and other equity-based compensation awards to its employees and other persons assisting the Company. Initially, up to 22,000,000 shares of common stock are issuable under the Plan; however, the Plan contains an “evergreen” provision such that each year the number of shares of common stock issuable under the Plan shall automatically increase, so that the amount of shares issuable under the Plan is equal to fifteen percent (15%) of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year. In no event shall the number of shares of common stock issuable under the Plan exceed 30,000,000 shares. At the date of adoption of the Plan, options to purchase 1,875,000 shares of common stock were issued under the plan; please see Item 5.02 below for a description of additional options issued under the Plan following its adoption. The Plan is to be administered by the Company’s Compensation Committee or, in its absence, the Board of Directors of the Company (the “Board”). Awards can have a term of up to ten years from the date of grant.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.02 below for a description of stock options issued to certain departing and incoming Directors of the Company.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in the Board

On May 1, 2008, the Board amended and restated the Company’s by-laws to increase the number of Board members to nine (for a description of the amendment, see Item 5.03, below). On May 2, 2008, Lee Wiskowski, David Beamish and Philip Kenny resigned as Directors of the Board as of that date. Effective May 2, 2008, the Board appointed Robert Pollan, Brian Coderre, Jeremy Cooke, R. Patrick Hanlin, Chris Hoyle, Martin Katz, and Richard Worthy to fill the vacancies created by the expansion of the Board and the aforementioned resignations. Mr. Pollan, the Company’s Chief Operating Officer was appointed to serve as Chairman of the Board, and resigned his senior management position to focus his attention on strategic initiatives of the Company. Mr. Jack Lodge, who heads the Company’s optimization solutions line of business, was appointed Chief Operating Officer.

There does not exist any arrangement or understanding between any new Director and any other person pursuant to which such Director was appointed to the Board. Please see Exhibit 99.1 to this 8-K for additional biographical information regarding the new Board members.

Compensation of the Board

All options described below were issued under the Company’s 2008 Long Term Incentive Plan. A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K.

On May 1, 2008, the Company awarded to each of Messrs. Lee Wiskowski, David Beamish and Philip Kenny, options to purchase 625,000 shares of the Company’s common stock at an exercise price equal to $0.59 per share, with such options expiring May 1, 2018. The exercise price is equal to the ten-day average closing price of the Company’s common stock on the OTCBB for the last ten trading days immediately preceding the date of grant. The options vest immediately however, these vested options may not be exercised until such point in time as the Company has sufficient available shares outstanding for issuance to permit such exercise, exclusive of all shares of common stock reserved for issuance with respect to currently outstanding convertible debentures and the warrants issued to the holders of convertible debentures.

Further, effective May 2, 2008, the Company granted to each of Messrs. Coderre, Cooke, Hanlin, Hoyle, Katz and Worthy (i.e., the new non-management Directors), options to purchase 400,000 shares of the Company’s common stock at an exercise price equal to $0.60 per share, with such options expiring May 2, 2018 and the exercise price being calculated in the same manner as above. The options vest over a period of three years, as follows: 100,000 vest immediately on joining the Board of Directors; and 100,000 vest on each of the first, second and third anniversaries of such Director joining the Board. Upon a “change in control,” as that term is defined in the Plan, any unvested options vest immediately. Each Director has ninety days from the date of his termination, resignation, removal or replacement from the Board to exercise the vested options, after which the options revert to the Company’s option pool. However, if such termination is due to death, then such Director’s estate shall have a period of 180 days following the date of death to exercise the options. No Director may exercise his vested options until such point in time as the Company has sufficient available shares outstanding for issuance to permit such exercise, exclusive of all shares of common stock reserved for issuance with respect to currently outstanding convertible debentures and the warrants issued to the holders of convertible debentures.

Additionally, the Board approved a new cash compensation package for non-management Directors. Each non-management Director will receive $10,000 annually, payable on a quarterly basis commencing with service on or after May 5, 2008, for each quarter that he or she serves as a Director of the Company. Service on the Board includes attending up to ten Board/committee meetings per year, at least four of which are to be in-person (the “Meeting Minimum”). For each in-person Board/committee meeting in excess of the Meeting Minimum, each non-management Director will receive $500 for each half-day and $1,000 for each full-day of Board/committee meetings attended. For each telephonic Board/committee meeting in excess of the Meeting Minimum, each non-management Director will receive $250 for each half-day and $500 for each full-day of Board/committee meetings attended; provided that no additional compensation will be paid for telephonic meetings that do not last more than one hour.

Finally, each Director either entered into an Indemnification Agreement with the Company or was provided the opportunity to enter into an Indemnification Agreement, pursuant to which the Company agreed to indemnify each Director party to the agreement from certain expenses, including reasonable attorney’s fees, incurred by the Director as a result of serving on the Board, subject to certain exclusions for certain delineated matters. A copy of the form of Director Indemnification Agreement is filed as Exhibit 10.2 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2008, the Board amended and restated the Company’s by-laws, as amended and restated, to provide for a minimum of five Board members and a maximum of nine Board members, and to provide that the Board shall fill vacancies on the Board, including vacancies due to retirement, resignation or increase in the number of Board members. A copy of the new by-laws are included with this Form 8-K as Exhibit 3.1.

Item 9.01	Exhibits.

3.1	Amended and Restated By-laws of Capital Growth Systems, Inc.
10.1	2008 Long Term Incentive Plan
10.2	Director Indemnification Agreement
99.1	Press Release, dated May 1, 2008, of Capital Growth Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer